Exhibit 21

                             Subsidiaries of the Registrant
Parent
------

Cascade Financial Corporation

                                          Percentage        Jurisdiction or
Subsidiaries (a)                         of Ownership    State of Incorporation
---------------                         -------------    ----------------------

Cascade Bank                                 100%             Washington
Cascade Capital Trust I                      100%              Delaware
Cascade Capital Trust II                     100%              Delaware
Cascade Investment Services, Inc. (b)        100%             Washington


(a) The operation of the Corporation's wholly owned subsidiaries are included in the Corporation's Financial Statements contained in the Annual Report attached hereto as Exhibit 13.

(b)  Wholly-owned subsidiary of Cascade Bank.